Exhibit 99.2

SEAMLESS GROUP INC. AND SUBSIDIARIES

SEAMLESS GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2024	December 31, 2023
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	48,615,329	48,516,765
Short-term investments	300,023	300,000
Restricted cash	4,782,536	5,428,790
Accounts receivable, net	2,315,187	2,450,871
Prepayments to remittance agents	42,529	137,854
Escrow money receivable	3,547,629	5,014,829
Amounts due from related parties	5,714,588	7,287,376
Prepayments, receivables and other assets	22,917,871	34,225,239
Total current assets	88,235,692	103,361,724
Non-current assets:
Investment in an equity security	100,000	100,000
Equipment and software, net	928,301	1,016,490
Right-of-use asset	56,241	154,234
Intangible assets	8,665,543	9,191,713
Goodwill	26,999,726	27,001,383
Deferred tax assets	621,796	664,888
Total non-current assets:	37,371,607	38,128,708
Total assets	125,607,299	141,490,432

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Borrowings	18,025,806	17,804,093
Receivable factoring	327,822	423,483
Escrow money payable	501,955	360,207
Client money payable	4,482,818	4,645,290
Accounts payable, accruals and other payables	40,427,598	53,988,231
Amounts due to related parties	90,473,384	86,488,519
Convertible bonds	10,000,768	10,000,000
Lease liabilities	60,829	152,325
Total current liabilities	164,300,980	173,862,148
Non-current liabilities:
Borrowings	2,706,152	2,506,974
Deferred tax liabilities	1,061,893	1,246,760
Employee benefit obligation	53,009	59,849
Total non-current liabilities:	3,821,054	3,813,583
Total liabilities	168,122,034	177,675,731

Commitments and contingencies (Note 9)

Mezzanine equity	2,957,948	2,957,948
Shareholders’ deficit:
Common shares (US$0.001 par value; 58,030,000 shares authorized, issued and outstanding as of June 30, 2024 and December 31, 2023)	58,030	58,030
Additional paid-in capital	29,172,373	29,172,373
Accumulated deficit	(98,896,742)	(92,075,379)
Accumulated other Comprehensive Loss	(44,402)	88,366
Total shareholders’ deficit attributable to Seamless Group Inc.	(69,710,741)	(62,756,610)
Non-controlling interests	24,238,058	23,613,363
Total deficit	(45,472,683)	(39,143,247)
Total liabilities, mezzanine equity and shareholders’ deficit	125,607,299	141,490,432

The accompanying notes form an integral part of these condensed consolidated financial statements.

SEAMLESS GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	Six months ended June 30,
	2024	2023
	US$	US$

Revenue	24,110,787	27,165,419
Cost of revenue	(15,906,252)	(18,095,145)
Gross profit	8,204,535	9,070,274
Selling expenses	(9,759)	(18,899)
General and administrative expenses	(10,965,337)	(12,373,521)
Loss from operations	(2,770,561)	(3,322,146)
Finance costs, net	(3,826,722)	(3,154,876)
Other income	538,180	121,721
Other expenses	(39,734)	(47,464)
Loss before income tax	(6,098,837)	(6,402,765)
Income tax expense	(140,429)	(229,220)
Net loss	(6,239,266)	(6,631,985)
Net income attributable to non-controlling interests	(609,895)	(448,829)
Net loss attributable to Seamless Group Inc.	(6,849,161)	(7,080,814)

Loss per share, basic and diluted	(0.11)	(0.12)

Shares used in loss per share computation, basic and diluted	58,030,000	58,030,000

Other comprehensive loss:
Foreign currency translation adjustments	(117,968)	404,126
Total comprehensive loss	(6,357,234)	(6,227,859)
Total Comprehensive Loss attributable to non-controlling interests	(624,695)	(444,211)
Total comprehensive loss attributable to Seamless Group Inc.	(6,981,929)	(6,672,070)

The accompanying notes form an integral part of these condensed consolidated financial statements.

SEAMLESS GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED June 30, 2024 AND 2023 (UNAUDITED)

					Accumulated Other Comprehensive Loss
	Number of Shares	Common Shares	Additional Paid-in Capital	Accumulated Deficit	Foreign currency translation adjustments	Remeasurement of post-employee benefits obligation	Total Shareholders’ Deficit	Non-controlling Interests	Total Deficit
Balance at January 1, 2023	58,030,000	58,030	29,172,373	(76,768,829)	40,793	20,505	(47,477,128)	22,741,749	(24,735,379)
Net loss	—	—	—	(7,080,814)	—	—	(7,080,814)	448,829	(6,631,985)
Foreign currency translation adjustments	—	—	—	—	409,434	(690)	408,744	(4,618)	404,126
Balance at June 30, 2023	58,030,000	58,030	29,172,373	(83,849,643)	450,227	19,815	(54,149,198)	23,185,960	(30,963,238)

Balance at January 1, 2024	58,030,000	58,030	29,172,373	(92,075,379)	68,551	19,815	(62,756,610)	23,613,363	(39,143,247)
Net loss	—	—	—	(6,849,161)	—	—	(6,849,161)	609,895	(6,239,266)
Disposal of subsidiaries	—	—	—	27,798	—	—	27,798	—	27,798
Foreign currency translation adjustments	—	—	—	—	(132,768)	—	(132,768)	14,800	(117,968)
Balance at June 30, 2024	58,030,000	58,030	29,172,373	(98,896,742)	(64,217)	19,815	(69,710,741)	24,238,058	(45,472,683)

The accompanying notes form an integral part of these condensed consolidated financial statements.

SEAMLESS GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended June 30,
	2024	2023
	US$	US$
Cash flows from operating activities:
Net loss	(6,239,266)	(6,631,985)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of discount on convertible bonds	-	565,174
Depreciation of equipment and software	286,666	318,356
Depreciation of right-of-use assets	84,081	89,171
Amortization of intangible assets	1,562,746	1,587,990
Deferred income taxes	69,991	-
Disposal of subsidiaries	27,798
Goodwill impairment	1,657
Unrealized foreign exchange gain	(371,444)	103,128
Changes in operating assets and liabilities:
Accounts receivable	112,221	376,395
Prepayments, receivables and other assets	11,196,085	6,913,101
Escrow money payable	171,726	(45,462)
Client money payable	(162,581)	(799,647)
Accounts payable, accruals and other payables	(15,430,926)	(13,886,723)
Interest payable on convertible bonds	1,905,472	1,909,650
Amounts due to related parties	4,732,315	4,324,185
Net cash used in operating activities	(2,053,459)	(5,176,667)

Cash flows from investing activities:
Decrease in short-term investments	(23)	(97,310)
Purchases of property, plant and equipment	(199,097)	-
Net cash used in investing activities	(199,120)	(97,310)

Cash flows from financing activities:
Increase in bank overdrafts	-	241,426
Proceeds from borrowings	639,430	1,249,822
Repayment of borrowings	(220,739)	(1,417,797)
Proceeds from receivable factoring	1,094,878	1,118,879
Repayment of receivable factoring	(1,183,530)	(1,440,890)
Payment of principal elements of lease liabilities	(87,526)	(84,448)
Payment of interest elements of lease liabilities	(4,824)	(13,921)
Net cash generated from/(used in) financing activities	237,689	(346,929)

Net decrease in cash and cash equivalents	(2,014,890)	(5,620,906)
Cash and cash equivalents, restricted cash and escrow money receivable at beginning of the period	58,960,384	73,999,703
Cash and cash equivalents, restricted cash and escrow money receivable at end of the period	56,945,494	68,378,797

The accompanying notes form an integral part of these condensed consolidated financial statements.

SEAMLESS GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1	Organization and business

Seamless Group Inc. (the “Company”) is a limited liability company incorporated in Cayman Islands. It is an investment holding company.

The Company’s principal subsidiaries at June 30, 2024 are set out below:

			Percentage of ownership held by the Company
Company Name	Place of incorporation	Principal activities	Directly	Indirectly
Dynamic Investment Holdings Limited	Cayman Islands	Investment holding	100%	—
Dynamic (Asia) Group Inc.	British Virgin Islands	Investment holding	—	100%
TNG (Asia) Limited	Hong Kong	Provision of mobile electronic wallet	100%	—
Tranglo Sdn. Bhd.	Malaysia	Provision of international airtime reload, international money transfer services, its related implementation, technical and maintenance services	—	60%
未來網絡科技投資股份有限公司	Taiwan	Investment holding	—	100%
GEA Holdings Limited	Cayman Islands	Investment holding	—	100%
GEA Limited	Hong Kong	Operating a global fund transfer platform for financial institutions, e-wallet operators and other participants	—	100%
Bagus Fintech Pte. Ltd.	Singapore	Providing business center services	—	100%
Dynamic (Asia) Holdings Limited	Cayman Islands	Investment holding	—	100%
Dynamic FinTech Group (HK) Limited	Hong Kong	Provision of corporate governance consultancy, management and advisory services	—	100%
Tranglo Holdings Limited	Cayman Islands	Investment holding	—	100%
The WSF Group Holdings Limited	British Virgin Islands	Investment holding	—	100%
The Wall Street Factory Limited	Hong Kong	Providing business center services	—	100%
Bagus Financial Services Limited	Hong Kong	Provision of IR services and PR function events	—	100%

SEAMLESS GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1	Organization and business (Continued)

			Percentage of ownership held by the Company
Company Name	Place of incorporation	Principal activities	Directly	Indirectly
PT Tranglo Indonesia	Indonesia	Operating money remittance business	—	60%
PT Tranglo Solusindo	Indonesia	Providing and sourcing airtime and other related services	—	60%
Tranglo (MEA) Limited	Hong Kong	Providing and sourcing airtime and other related services	—	60%
Tranglo Europe Ltd	United Kingdom	Operating money remittance business	—	60%
Tranglo Pte. Ltd.	Singapore	Operating money remittance business	—	60%
Tik FX Malaysia Sdn. Bhd.	Malaysia	Dormant	—	60%
Treatsup Sdn. Bhd.	Malaysia	Research, development and commercialisation of Treatsup application and provision of implementation, technical services and maintenance related to the application	—	60%
Dynamic Indonesia Holdings Limited	Cayman Islands	Investment holding	—	59.2%
Dynamic Indonesia Pte. Ltd.	Singapore	Retail sales via the internet and development of other software and programming activities	—	49.8%
PT Dynamic Wallet Indonesia	Indonesia	Business operations have not commenced	—	49.9%
PT Walletku Indompet Indonesia	Indonesia	(i) Retail commerce through media, for textile commodities, clothing, footwear and personal needs, (ii) web portal and/or digital platforms for commercial purposes, and (iii) software publisher	—	49.9%

SEAMLESS GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2	Summary of significant accounting policies

(a)	Basis of presentation and principles of consolidation

The unaudited condensed consolidated financial statements reflect all normal and recurring adjustments that are, in the opinion of management, necessary to present a fair statement of the Company’s financial position as of June 30, 2024 and the results of operations for the Six months ended June 30, 2024 and 2023. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the consolidated financial statements not misleading have been included. The unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and accordingly do not include all of the disclosures normally made in the Company’s annual financial statements. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal year ended December 31, 2023.

(b)	Going concern

The accompanying unaudited consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of June 30, 2024, the Company had cash balances of $48.6 million, a working capital deficit of $76 million and net capital deficit $42.5 million. For the Six months period ended June 30, 2024, the Company had a net loss of $6.2 million and net cash used in operating activities of $2.1 million. Net cash used in investing activities was $0.2 million. Net cash generated from financing activities was $0.2 million, resulting principally from proceeds of borrowings.

While the Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures, there is no assurance that it will be able to achieve these goals. As a result, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed to finance the Company’s business development activities, general and administrative expenses and growth strategy.

(c)	Use of estimates

The preparation of the accompanying unaudited consolidated financial statements in conformity with GAAP requires management to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Certain accounting estimates of the Company require a higher degree of judgment than others in their application. These include valuation of goodwill, provision for credit losses, impairment of long-lived assets, impairment of equity investee, valuation of convertible bonds and the valuation allowance for deferred tax assets. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.

(d)	Revenue recognition

The Company complies with ASC 606, Revenue from Contracts with Customers.

Revenue from contracts with customers is measured based on the consideration specified in a contract with a customer in exchange for transferring goods or services to a customer net of sales and service tax, returns, rebates and discounts. The Company recognizes revenue when (or as) it transfers control over a product or service to its customer. An asset is transferred when (or as) the customer obtains control of the asset. Depending on the substance of the contract, revenue is recognized when the performance obligation is satisfied, which may be at a point in time or over time.

Contract assets represent the Company’s right to consideration for performance obligations that have been fulfilled but for which the customer has not been billed as of the balance sheet date.

SEAMLESS GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2	Summary of significant accounting policies (continued)

Remittance services revenue

Revenue from contracts with customers on service charges and gain/loss on foreign exchange arising from remittance activities are recognized upon the processing and execution of the international money transfer transactions. Remittance services are further divided into Fiat Currency Prefunded Remittance Service and XRP Prefunded Remittance Service. Management has considered these two services to be two product lines.

The customers of the remittance services are financial institutions (referred to as “Remittance Partners”). Remittance Partners who use the fiat currency prefunding option for their remittance business with the Company are referred to as Fiat Currency Prefunded Remittance Partners, whereas customers who choose the XRP Prefunding mode are referred to as XRP Prefunded Remittance Partners.

Fiat Currency Prefunded Remittance Service

The Company earns revenue by charging their customers a Fiat Currency Prefunded Remittance Fee when they use the Company’s platform to transfer money to a beneficiary in another country. These Fiat Currency Prefunded Remittance Fees are fixed and specific for every country’s currency and are charged at the point-in-time of executing this performance obligation. Prior to delivering cash to the customer’s beneficiary, the customer must directly provide the Company with prefunding (i.e., the cash to be remitted to the beneficiary). This is the traditional prefunding process, which the Company describes as Fiat Currency Prefunded Remittance Service.

XRP Prefunded Remittance Service

Unlike the Fiat Currency Prefunded Remittance Service, the customer obtains prefunding through Ripple Solution offered by Ripple Lab Inc. (see Note 8) with the XRP Prefunded Remittance Service. Ripple supplies the customer with the XRP equivalent of the requested prefunding. The Company subsequently liquidates this XRP on Ripple’s behalf, and the fiat currency obtained as a result of the liquidation process is transferred to the customer’s beneficiary. Customers who prefund their remittance service with XRP must enter into an agreement with Ripple and undergo stringent credit checks in order to get XRP prefunding and use Ripple’s platform. The Company charges their customers an XRP Prefunded Remittance Service Fee when the money is transferred to the customer’s beneficiary.

For both the XRP Prefunded and Fiat Currency Prefunded Remittance Services, the Company has no obligations to the customer in terms of guarantees, warranties or other similar obligations. There are also no significant payment terms involved as the Company obtains their fees shortly after charging their customers.

Sales Walletku Modern Channel

Revenue from the sale of goods is recognized at the point in time when the Company satisfies their performance obligation, which is upon delivery of the goods to the customer. The credit terms are typically 3-7 days.

Sales of airtime

Revenue from airtime sold is recognized when the relevant international airtime transfer or reload request is processed and executed.

Other services

Revenue from contracts with customers on other services is recognized as and when services are rendered.

SEAMLESS GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2	Summary of significant accounting policies (continued)

(e)	Segments

As the chief operating decision-maker (“CODM”) of the Company, the Chief Executive Officer reviews the financial results when making decisions about allocating resources and assessing the performance of the Company. TNG (Asia) Limited (“TNGA”), the Tranglo Sdn BHD and related subsidiaries (“Tranglo”), GEA Limited and GEA Pte Ltd. (“GEA”) and PT Walletku Indompet Indonesia (“Walletku”) are all considered operating segments. These have been aggregated into two reportable segments, which are remittance services and sales of airtime, as described in Note 6. Other services are not assigned to a specific reportable segment as their results of operations are immaterial.

The remittance segment is operated through TNGA, GEA and Tranglo. TNGA and GEA are in the retail remittance business in Hong Kong, which is in the upstream segment of the remittance business, whereas Tranglo operates the remittance hub covering Southeast Asia and globally, and is thus in the downstream segment of the remittance business. Management operates, monitors and evaluates the whole remittance business through these three subsidiaries so as to generate the maximum synergy and create maximum value for the Company.

The Company operates the airtime segment via their international airtime transfer business through Tranglo and their retail airtime trading business locally in Indonesian through WalletKu. As with the remittance segment, management believes maximum synergy and business value can best be achieved by aggregating and managing the airtime business through these two subsidiaries.

(f)	Share-based compensation

The Company accounts for share-based payments in accordance with ASC Topic 718 “Compensation – Stock Compensation” (“ASC 718”), under which the fair value of awards issued to employees is expensed over the period in which the awards vest.

The Company had an incentive plan approved and adopted on September 13, 2018, namely the 2018 Equity Incentive Plan. Under the 2018 Equity Incentive Plan, a total of 2,591,543 restricted stock units (“RSUs”) and 978,397 options with an exercise price of $12.87 had been awarded to certain directors and employees. All RSUs and options granted under the 2018 Incentive Plan had not been vested. The 2018 Incentive Plan was later terminated on July 29, 2022 and replaced by the new 2022 Incentive Plan. All previous awarded RSUs and options under the 2018 Incentive Plan were voided. Under the 2022 Incentive Plan, a total of 5,803,000 shares are reserved and granted to employees of the Company.

All shares granted under the 2022 Incentive Plan will be vested upon (i) the completion of an IPO or (ii) the completion of a de SPAC merger. The Incentive shares will then be vested under a trust. The trustee will distribute the vested shares to the staff based on a schedule of (i) one third immediately upon the vesting of Incentive shares at the time of completion of IPO or de SPAC, (ii) one third on the first anniversary date thereafter, (iii) one third on the second anniversary date thereafter.

The fair value of the awards granted on July 29, 2022 is $32,790,450, after accounting for the forfeiture of 430,000 shares as of June 30, 2024. This also represents the unrecognized compensation, as the performance condition of the completion of an IPO or de-SPAC is not within the Company’s control.

SEAMLESS GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2	Summary of significant accounting policies (continued)

(g)	Prefunding to remittances partner

Prefunding to remittance partner represents deposits made with such a partner for remittance services to be rendered by the partner in the future. The prepayments are utilized when a remittance order is executed by the partner and the resulting amount of the order is deducted from the balance with the partner.

We allow our remittance partners to prefund their balance through cryptocurrencies. These cryptocurrencies are mainly XRP. Ripple provides the XRP upon request to the Company and our remittance partners. Under applicable accounting standards, we are an agent when facilitating cryptocurrency transactions on behalf of our customers. These cryptocurrencies are held under a bailment arrangement in an account in the Company’s name on behalf of our business partner but they are not Seamless’ assets and therefore, are not reflected as cryptocurrency assets on our consolidated balance sheets . Although the Company does not control the XRP in the bailment account, we are responsible for safeguarding the XRP in the bailment account.

Independent Reserve SG Pte Ltd (“Independent Reserve”), Philippine Digital Asset Exchange (“Pdax”), Betur, Inc. (“Coins.ph”) and Bitstamp Global Limited (“Bitstamp”) (collectively, the “Cryptocurrency Exchanges”) are centralized crypto exchanges which keep the cryptographic keys for each respective XRP wallet and provide the Company with its respective API access keys. The Company is the only party that holds the API access keys that grant it direct access to its XRP wallet maintained on the respective Cryptocurrency Exchange. The Cryptocurrency Exchanges maintain records of all assets deposited by its users and send statements to the Company. The Company reconciles its internal ODL transaction records to the statements received from the Cryptocurrency Exchanges to ensure that these are accurate. The Company has an obligation to protect the API access keys from being abused or stolen. The Company is responsible for any damages caused by loss or theft.

Due to the unique risks associated with cryptocurrencies, including technological, legal, and regulatory risks, in accordance with Staff Accounting Bulletin No. 121 (“SAB 121”), we recognize a crypto asset safeguarding liability to reflect our obligation to safeguard the crypto assets held in the bailment account, which is recorded in Accounts payable, accruals and other payables on our consolidated balance sheet. We also recognize a corresponding safeguarding asset which is recorded in Prepayments, receivables and other assets on our consolidated balance sheet. The crypto asset safeguarding liability and corresponding safeguarding asset are measured and recorded at fair value on a recurring basis using prices available in the market we determine to be the principal market at the balance sheet date. The corresponding safeguarding asset may be adjusted for loss events, as applicable. As of June 30, 2024, the Company has not incurred any safeguarding loss events, and therefore, the crypto asset safeguarding liability and corresponding safeguarding asset were recorded at the same value. Safeguarding assets as of June 30, 2024 and December 31, 2023 are $1,942,244 and $1,983,116 respectively. Safeguarding liabilities as of June 30, 2024 and December 31, 2023 are $1,942,244 and $1,983,116 respectively.

(h)	Earnings per share

Basic earnings per share is calculated by dividing the net income or loss by the weighted average number of common shares outstanding for the period, without consideration of potentially dilutive securities.

Diluted net earnings per share is calculated by dividing the net income or loss by the weighted average number of common shares and potentially dilutive securities outstanding for the period. If there is a loss, potentially dilutive securities are not considered, as they would be anti-dilutive.

SEAMLESS GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

3	Goodwill

Goodwill
US$

Balance as of January 1, 2023 and December 31, 2023	27,001,383
Goodwill impairment	(1,657)
Balance as of June 30, 2024	26,999,726

4	Borrowings

	June 30, 2024	December 31, 2023
	US$	US$

Short-term borrowings (i)	8,773,768	8,772,710

Long-term borrowings (ii)	11,958,190	11,538,357
Less: current maturities	(9,252,038)	(9,031,383)
Non-current maturities	2,706,152	2,506,974

(i)	As of June 30, 2024 and December 31, 2023, the Company had several unsecured short-term loans from independent third parties which were repayable within one year and charged interest rates ranging from 15.0% to 24.0% and 15.0% to 24.0% per annum, respectively. As of June 30, 2024 and December 31, 2023, the weighted average interest rate of these borrowings was 22.6% and 22.6% per annum, respectively. The borrowings are denominated in Hong Kong Dollar (“HK$”) and United States Dollar (“US$”).

(ii)	As of June 30, 2024 and December 31, 2023, the Company obtained several unsecured long-term loans for two to five years. Interest rates ranged from 12.0% to 27.6%, and 12.0% to 24.0% per annum, respectively. As of June 30, 2024 and December 31, 2023, the weighted average interest rate of these borrowings was 14.1% and 13.1% per annum, respectively. The borrowings are denominated in HK$ and US$. As of June 30, 2024 and December 31, 2023, the Company obtained loans from three members of management of the Company.

A loan of HK$4.7 million (equivalent to US$0.6 million) has been provided by Mr. Takis Wong, the Chief Operating Officer, at an interest rate of 12% per annum. Another loan of HK$12.3 million (equivalent to US$1.6 million) has been provided by Mr. Alexander Kong, the Chairman, at an interest rate of 12% per annum. Another loan of HK$3.6 million (equivalent to US$0.5 million) has been provided by Dr. Ronnie Hui, the Chief Executive Officer, at an interest rate of 12% per annum.

SEAMLESS GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

4	Borrowings (continued)

(iv)	As of June 30, 2024 and December 31, 2023, the Company had a loan of US$2.05 million from Noble Tack International Limited, one of the shareholders of its subsidiary, Dynamic Indonesia Holdings Limited. The loan is unsecured, interest-free and repayable on demand.

(v)	As of June 30, 2024 and December 31, 2023, the Company had obtained a line of credit of US$5 million from Ripple Labs, Inc., one of the related parties of their subsidiary, Tranglo Sdn. Bhd. The loan is unsecured and has an interest rate of 12% per annum. Amount drawn down as of June 30, 2024 and December 31, 2023 was US$5 million and US$5 million respectively. The line of credit facility has a maturity of two years from the effective date of September 12, 2022. Ripple has the option of calling any drawdown on or after the first anniversary.

As of June 30, 2024, loans of US$9.3 million were guaranteed by Mr. Alexander Kong (2023: US$8.7 million).

Interest expense during the periods ended June 30, 2024 and 2023 was US$3,826,722 and US$3,154,876, respectively.

As of June 30, 2024, the borrowings will be due according to the following schedule:

Principal amounts
US$
For the period ending June 30,
Within one year	9,252,038
Within two years	245,997
Within three years	2,460,155
Total	11,958,190

The carrying values of short-term borrowings approximate their fair values due to their short-term maturities. The Company’s long-term borrowings are subject to both fixed and floating interest rates. The carrying values of each type of these borrowings approximate their fair values as the interest rates reflect the rates offered to other entities with similar characteristics to Seamless.

5	Receivable factoring

The receivables factoring facility represents an interest-bearing loan for an amount of US$327,822 (2023: US$423,483) based on terms and conditions set out in the facility agreement dated January 10, 2019 and further revised on April 22, 2021. The loan is secured, bears an effective interest rate of 9.8% (2023: 10%) per annum calculated on a daily rest basis at the end of the reporting period. Principal and interest are to be repaid within 120 (2023: 120) days from the date of each invoice.

The weighted average interest rate as of June 30, 2024 and December 31, 2023 was 9.8% and 10.0% per annum, respectively. Interest expense during the periods ended June 30, 2024 and 2023 was US$29,705 and US$33,541, respectively.

SEAMLESS GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

6	Segments

	Six months ended June 30,
	2024	2023
	US$	US$
Revenue
Remittance services
Fiat remittance	12,284,197	12,988,449
ODL remittance	558,381	562,796
Sales of Airtime	11,179,092	13,529,574
Other services	89,117	84,600
	24,110,787	27,165,419
Cost of sales
Remittance services	(5,531,947)	(5,807,690)
Sales of Airtime	(10,200,122)	(12,139,025)
Other services	(174,183)	(148,430)
	(15,906,252)	(18,095,145)
Gross Profit
Remittance services	7,310,631	7,743,555
Sales of Airtime	978,970	1,390,549
Other services	(85,066)	(63,830)
	8,204,535	9,070,274

7	Acquisition of Dynamic Indonesia Holdings Limited

On June 2, 2022, Dynamic Indonesia Holdings Limited and its two shareholders, Dynamic Investment Holdings Limited and Noble Tack International Limited, entered into a Subscription Agreement (“Subscription”) whereby Dynamic Indonesia Holdings Limited will offer the shareholders to subscribe to 5,000 shares of the Company in five equal tranches.

Only Dynamic Investment Holdings Limited subscribed to the first tranche, and upon completion of its purchase of 1,000 shares on June 2, 2022 for $200,000, Dynamic Investments Holdings Limited increased its ownership of Dynamic Indonesia Holdings Limited from 49% to approximately 51%. As a subsidiary of the Company, Dynamic Indonesia Holdings Limited’s financial performance has been included in the Company’s interim condensed consolidated financial statements from the date of acquisition.

The allocation of the purchase price as of the date of acquisition is summarized as follows:

US$
Net assets acquired (i)	(1,590,634)
Goodwill (Note 3)	7,851,590
Non-controlling interests	(3,931,441)
Total	2,329,515

Total purchase price is comprised of:
Cash consideration	200,000
Fair value of previously held equity interests	2,129,515
2,329,515

SEAMLESS GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

7	Acquisition of Dynamic Indonesia Holdings Limited (Continued)

(i)	Goodwill arose on the acquisition from the expected synergies from combining our existing airtime operations with those of Dynamic Indonesia Holdings Limited.

(ii)	An independent valuation firm was hired by Noble Tack International Limited to value it shares in Dynamic Indonesia at approximately the date of the acquisition. The firm used market approach Price-to-Sales multiple-based methodology to determine the value.

On June 2, 2022, in conjunction with the share purchase described above, the Company granted a put option to Noble Tack International Limited. The put option grants the holder the right to convert its equity interest in and loan to Dynamic Indonesia Holdings Limited into equity of the Company as defined in the agreement. The option is valid for two years.

On October 3, 2022 only Dynamic Investment Holdings Limited subscribed to the second tranche, and upon completion of its purchase of 1,000 shares for $200,000, Dynamic Investments Holdings Limited increased its ownership of Dynamic Indonesia Holdings Limited from approximately 51% to approximately 54%.

On February 3, 2023 only Dynamic Investment Holdings Limited subscribed to the third tranche, and upon completion of its purchase of 1,000 shares for $200,000, Dynamic Investments Holdings Limited increased its ownership of Dynamic Indonesia Holdings Limited from approximately 54% to approximately 56%.

On June 5, 2023 only Dynamic Investment Holdings Limited subscribed to the fourth tranche, and upon completion of its purchase of 1,000 shares for $200,000, Dynamic Investments Holdings Limited increased its ownership of Dynamic Indonesia Holdings Limited from approximately 56% to approximately 57%.

On October 5, 2023 only Dynamic Investment Holdings Limited subscribed to the fifth tranche, and upon completion of its purchase of 1,000 shares for $200,000, Dynamic Investments Holdings Limited increased its ownership of Dynamic Indonesia Holdings Limited from approximately 57% to approximately 59%.

8	Related party transactions

(a)	Related parties

Name of related parties	Relationship with the Company
Dr. Ronnie Hui	Chief Executive Officer of the Company
Mr. Takis Wong	Chief Operating Officer of the Company
Mr. Alexander Kong	Chairman of Seamless Group
Regal Planet Limited	Ultimate holding company
Sino Dynamic Solutions Limited	Company controlled by a director of the Company
PT Walletku Indompet Indonesia	Investment held indirectly by the Company
Ripple Labs Singapore Pte. Ltd.	Minority 40% owner of Tranglo Sdn. Bhd. (“Tranglo”)
Ripple Services, Inc.	Minority 40% owner of Tranglo Sdn. Bhd. (“Tranglo”)

(b)	The Company had the following significant related party transactions for the Six months ended June 30, 2024 and 2023, respectively:

	Six months ended June 30,
	2024	2023
	US$	US$
Sino Dynamic Solutions Limited
Purchase of intangible assets	1,035,877	-
Support and maintenance costs	471,900	459,118

SEAMLESS GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

8	Related party transactions (Continued)

A Pay-Out Support Agreement (the “Agreement”) between Ripple Services, Inc. and Tranglo was entered into on March 10, 2021. According to the Agreement, Tranglo agreed to integrate with RippleNet and On Demand Liquidity (collectively the Ripple Solution) which are developed by Ripple for facilitating cross-border payments, and act as the service provider of Ripple. Under the Agreement, Tranglo’s remittance partners can choose to adopt the use of XRP provided by On-Demand Liquidity facility for prefunding purposes. Both Ripple and Tranglo agreed to make use of the Programmatic Liquidation system for liquidation of XRP as received by Tranglo for prefunding purposes into USD or other fiat currencies. Under the Agreement, Ripple guarantees that Tranglo will receive the agreed amount of fiat currencies from the liquidation of XRP on every agreed XRP prefunding arrangement, and that any shortfall in the liquidation process will be covered by Ripple. In exchnage, Tranglo has to offer certain discounts on transaction fees and foreign exchange fees for the remittance partners who adopt the On-Demand Liquidity services of Ripple Solution and use XRP for prefunding transactions.

Ripple Labs Singapore Pte. Ltd. and Tranglo entered into a Master XRP Commitment to Sell Agreement on March 11, 2022, which was subsequently amended in 2022 and 2023 (referred to as the “Tranglo Commitment to Sell Agreement”). Pursuant to the Tranglo Commitment to Sell Agreement, Tranglo can execute ODL transactions in which Ripple Labs Singapore Pte. Ltd will make available via automated wallet funding service (“AWF”) up to $50,000,000 worth of XRP for working capital purposes. Under the Tranglo Commitment to Sell Agreement, Ripple Labs Singapore Pte. Ltd deposits certain amounts of XRP into Tranglo’s crypto wallet. The Tranglo Commitment to Sell Agreement stipulates that the legal title and rights to the XRP deposited in Tranglo’s crypto wallet belong to Ripple Labs Singapore Pte. Ltd. Under the Tranglo Commitment to Sell Agreement, Tranglo agrees to transfer XRP in its crypto wallet as provided by Ripple Labs Singapore Pte. Ltd in its bailment account to Tranglo for prefunding purposes. In exchange for obtaining the XRP, Tranglo has the obligation to repay the amount of fiat currency as agreed in the ODL transaction to Ripple Labs Singapore Pte. Ltd.

The balance of deposits of XRP in Tranglo’s crypto wallet as of June 30, 2024 and December 31, 2023 was approximately $1.9 million and $2.0 million, respectively. A maximum limit of $50.0 million is included in the Tranglo Commitment to Sell Agreement.

Ripple Labs Singapore Pte. Ltd. and GEA also entered into a Master XRP Commitment to Sell Agreement on September 12, 2022 (referred to as the “GEA Commitment to Sell Agreement”), when GEA was onboarded as an ODL RP. Pursuant to the GEA Commitment to Sell Agreement, GEA can execute ODL transactions. Under the GEA Commitment to Sell Agreement, Ripple Labs Singapore Pte. Ltd deposits certain amounts of XRP into the account of its ODL RP (i.e., the crypto wallet of GEA). The GEA Commitment to Sell Agreement stipulates that the legal title and rights to the XRP deposited in GEA’s crypto wallet belong to Ripple Labs Singapore Pte. Ltd. Under the GEA Commitment to Sell Agreement, GEA agrees to transfer XRP in its crypto wallet as provided by Ripple Labs Singapore Pte. Ltd in its bailment account to Tranglo for prefunding purposes. Once the XRP transfer is confirmed, the legal title of that XRP will be transferred from Ripple Labs Singapore Pte. Ltd to GEA. Also, in exchange for obtaining the XRP, GEA has the obligation to repay the amount of fiat currency as agreed in the ODL transaction to Ripple Labs Singapore Pte. Ltd. Ripple Labs Singapore Pte. Ltd and GEA also entered into a Line of Credit and related addendums in connection with the GEA Commitment to Sell Agreement, under which Ripple Labs Singapore Pte. Ltd provided to GEA a $5 million credit facility for a two-year term, providing GEA with the resources to aggressively promote the use of ODL services.

The balance of deposits of XRP in GEA’s crypto wallet as of June 30, 2024 and December 31, 2023 was zero and zero, respectively. There is no maximum limit included in the GEA Commitment to Sell Agreement.

Under the Master XRP Commitment to Sell Agreement signed between Ripple and GEA Limited, Ripple will make available XRP for GEA. GEA can choose to adopt the use of XRP provided by Ripple’s On-Demand Liquidity facility for prefunding purposes. Each withdrawal of XRP shall be converted into a USD purchase price based on mutually agreed upon rate quote. XRP will be sent to Tranglo for liquidation of XRP into USD by Programmatic Liquidation system for prefunding transactions.

SEAMLESS GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

8	Related party transactions (Continued)

The total dollar value of the ODL remittance partner transactions related to the XRP that was drawn down in the prefunding arrangements for the Six months period ended June 30, 2024 and 2023 are approximately $157.4 million and $304.2 million, respectively. Revenues for Tranglo generated from the ODL remittance for the Six months period ended June 30, 2024 and 2023 are approximately $0.6 million and $1.1 million, respectively. Amounts settled to Ripple for the Six months period ended June 30, 2024 and 2023 are approximately $404.9 million and $421.6 million, respectively. Amounts settled to Ripple by GEA Limited for ODL prefunding transactions while acting as the ODL RP for the periods ended June 30, 2024 and 2023 are approximately $Nil and $104.2 million, respectively. Amounts settled to Ripple by Tranglo which had made use of the ODL services while acting as the remittance hub for the Six months period ended June 30, 2024 and 2023 were approximately $404.9 million and $317.4 million, respectively. ODL balance with Ripple has been disclosed in the related party balance note below.

(c)	The Company had the following related party balances as of June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
	US$	US$

Amounts due from related parties
Sino Dynamic Solutions Limited	5,310,626	7,148,208
Others	403,962	139,168
	5,714,588	7,287,376

Amounts due to related parties
Regal Planet Limited	48,239,354	48,654,398
Sino Dynamic Solutions Limited	2,946,723	4,130,912
Mr. Alexander Kong	829,793	114,374
Ripple Lab Inc.	37,387,554	32,584,911
Others	1,000,534	1,003,924
	90,403,958	86,488,519

The amounts due from/to related parties are unsecured, interest-free and repayable on demand, except for the balance with Ripple, which is interest free for one week. Interest paid to Ripple for the periods ended June 2024 and 2023 is US$303,339 and US$403,946, respectively. The transactions occur in the course of the Company’s operations.

Amount due to Ripple of $27 million by GEA Limited as of June 30, 2024 is guaranteed by Seamless Group Inc., Regal Planet Limited and Kong King Ong Alexander.

Borrowings arising from transactions with related parties are described in Note 4.

9	Convertible bonds

On September 14, 2023, the parties entered into the Third Amendment Agreement for the purpose of, among others, reviewing and amending certain terms and conditions under the Amended and Restated Convertible Bond Instrument, and further the Company has been authorized by a resolution of its board of directors dated September 11, 2023 to create and issue a USD10,000,000 15% secured guaranteed convertible bonds (the “Convertible Bonds”) and to replace and terminate the Amended and Restated Convertible Bond Instrument (the “Second Amended and Restated Convertible Bond Instrument” or the “Convertible Bond Instrument”).

10	Commitments and Contingencies

The Company believes there are no commitments or contingencies arising from the normal course of business or any legal proceedings that require recognition or disclosure in the condensed consolidated financial statements.

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